UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2006

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 22, 2006, we issued a press release reporting that we received a Staff Determination Letter on August 17, 2006 from The Nasdaq Stock Market indicating that as a result of our failure to file with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, we are not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires Dot Hill to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.
     The Staff Determination Letter stated that our securities will be delisted from The Nasdaq Global Market at the opening of business on August 28, 2006 unless we request a hearing with the Nasdaq Listing Qualifications Panel in accordance with Nasdaq Marketplace Rules. We will request a hearing before the Nasdaq Listing Qualifications Panel within the period specified in the Staff Determination Letter. Under Nasdaq Marketplace rules, a request for a hearing will automatically stay the delisting of Dot Hill’s common stock pending the issuance of a written determination by the Nasdaq Listing Qualifications Panel.
     As previously announced, we have delayed filing our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as a result of the self-initiated review by our Audit Committee of our historical stock option grant practices and related accounting. We have reviewed our option grant practices dating back to our merger with Artecon, Inc. in 1999 and have identified certain miscellaneous discrepancies relating to our option grant practices during the 2000 through 2003 fiscal years. Based on a preliminary review, we believe that the cumulative impact of all such discrepancies is an understatement of compensation expense of less than $500,000. At this time, the Audit Committee is in the final stages of its review but has not reached final conclusions about our stock option practices and the related accounting treatment. Until the Audit Committee’s review is complete, we will be unable to complete and file our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. We intend to file our Quarterly Report on Form 10-Q as soon as practicable after the completion of the Audit Committee’s review.
     There can be no assurance that the Nasdaq Listing Qualifications Panel will grant our request for the continued listing of our common stock on The Nasdaq Global Market.
     A copy of the press release issued by Dot Hill on August 22, 2006 announcing receipt of the Staff Determination Letter from The Nasdaq Stock Market is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 3.01 by reference.
     This Current Report on Form 8-K contains forward-looking statements that reflect our current view with respect to future events and performance. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to: the results of the Audit Committee’s review of our historical stock option grant practices and related accounting; the impact of any actions that may be taken or required as a result of such review; the effect of our failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of our common stock from The Nasdaq Global Market; the risks that may be associated with potential claims and proceedings relating to such matters; and other risks described in Dot Hill’s filings with the Securities and Exchange Commission. More information about potential factors that could affect the our business and financial results is included under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, and our other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement, and Dot Hill undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date any such statement is made.
Item 8.01 Other Events.
     The information disclosed in Item 3.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release of Dot Hill Systems Corp. dated August 22, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary

Date: August 22, 2006

INDEX TO EXHIBITS
99.1	Press release of Dot Hill Systems Corp. dated August 22, 2006.